As filed with the Securities and Exchange Commission on February 10, 2026

Registration No. 333-292085

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AIM ImmunoTech Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	52-0845822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2117 SW Highway 484

Ocala FL 34473

(352) 448-7797

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas K. Equels

Chief Executive Officer

AIM ImmunoTech Inc.

2117 SW Highway 484

Ocala FL 34473

(352) 448-7797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Feiner, Esq. Silverman, Shin & Schneider PLLC 88 Pine Street, 22nd Floor New York, NY 10005 (646) 822-1170 Rfeiner@Silverfirm.com	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment to the Registration Statement on Form S-1 (File No. 333-292085) is being filed as an “exhibits-only” filing solely to amend Item 16(a) of Part II thereof. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted. Capitalized terms used and not otherwise defined in this Amendment have the meanings given them in the complete Registration Statement, the most recent version of which was filed on January 29, 2026.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, excluding dealer-manager fees. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be Paid
SEC registration fee	$4,971.60
FINRA filing fee	$5,900.00
Legal fees and expenses	$120,000.00
Accounting fees and expenses	100,000.00
Subscription Agent, Information Agent and Warrant Agent Fees and Expenses	38,500.00
Miscellaneous expenses	7,862.00
Total	$272,262.00

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Article Ninth of our Amended and Restated Certificate of Incorporation provides that we shall indemnify to the extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents. Such indemnification (other than an order by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Registrant’s Amended and Restated Certificate of Incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as directors.

The foregoing discussion of our amended and restated certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 15. Recent Sales of Unregistered Securities.

	Cost Basis Per Share of
	Common Stock Post Split		Common Stock Indirect-Post Split	Common Stock- Post Split
Nancy Bryan		$179.41	—	2,918
3/21/2024		$39.00	—	384
12/2/2024		$23.00	—	226
12/13/2024		$21.30	—	245
12/31/2024		$19.80	—	263
1/15/2015		$19.00	—	274
1/31/2025		$20.19	—	258
2/14/2025		$12.02	—	433
2/28/2025		$13.50	—	386
3/14/2025		$11.60	—	449
David Chemerow		$25.10	—	641
2/28/2025		$13.50	—	193
3/14/2025		$11.60	—	448
Thomas Equels		$2,525.20	—	35,872
4/25/2022		$102.00	—	490
7/18/2022		$76.00	—	328
1/3/2023		$31.00	—	1,612
7/17/2023		$59.00	—	169
8/24/2023		$66.70	—	149
8/25/2023		$66.90	—	82
9/29/2023		$44.10	—	226
11/27/2023		$44.30	—	338
3/15/2024		$33.00	—	757
5/6/2024		$40.50	—	617
8/12/2024		$26.50	—	3,773
9/11/2024		$32.00	—	3,125
9/13/2024		$30.80	—	200
9/16/2024		$30.30	—	50
11/20/2024		$114.83	—	1,451
11/21/2024		$21.17	—	200
12/19/2024		$20.60	—	227
3/4/2025		$23.50	—	1,273
3/5/2025		$13.46	—	500
4/4/2025		$6.30	—	410
4/21/2025		$2.54	—	19,685
6/12/2025		$870.00	—	103
6/13/2025		$769.70	—	107
Ted Kellner	$		37,205
	$		17,510
	$		19,695
William Mitchell		$142.95	—	4,505
12/2/2024		$23.00	—	227
12/13/2024		$21.30	—	245
12/31/2024		$19.80	—	263
1/15/2025		$19.00	—	274
1/31/2025		$20.19	—	258
2/14/2025		$12.02	—	433
2/28/2025		$13.50	—	38
3/14/2025		$14.14	—	2,419
Peter Rodino		$259.50	—	3,435
4/25/2022		$102.00	—	49
1/3/2023		$31.00	—	806
3/15/2024		$33.00	—	379
5/6/2024		$40.50	—	309
8/12/2024		$26.50	—	1,887
4/4/2025		$26.50	—	5
Grand Total		$3,132.16	37,205	47,371

The foregoing issuances were made pursuant to employment agreements, reductions in salaries and compensation for directors serving on committees.

The offers, sales and issuances of securities described above was deemed to be exempt from registration under the Securities Act in reliance on either Section 4(a)(2) in that they did not involve a public offering, or Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

Exhibit No.	Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

1.1	Form of Dealer Manager Agreement

3.1(i)	Certificate of Incorporation as Amended and Restated through June 10, 2025		Form 8-K (Exhibit 3.1(i))	10/29/2025	001-27072

3.1.7	Form of Certificate of Designation of Series G Preferred Stock

3.3	Amended and Restated By-Laws of Registrant		Form 8-K (Exhibit 3.7(ii)	2/26/2025	001-27072

4.1	Specimen certificate representing our Common Stock		Form 10-Q (Exhibit 4.1)	11/14/2024	001-27072

4.2	Rights Agreement, dated May 12, 2023 between AIM ImmunoTech Inc. and American Stock Transfer & Trust Company, LLC.		Form 8-A12B (Exhibit 4.6)	5-15-2023	001-27072

4.3	Amended and Restated Rights Agreement, dated as of November 14, 2017, between the Company and American Stock Transfer & Trust Company LLC. The Amended and Restated Right Agreement includes the Form of Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock, the Form of Rights Certificate and the Summary of the Right to Purchase Preferred Stock		Form 8-A12B (Exhibit 1)	11/14/2017	001-27072

4.4	Amended and Restated Rights Agreement, dated as of November 9, 2022, between the Company and American Stock Transfer & Trust Company LLC.		Form 8-A12B (Exhibit 4.4)	11/14/2022	001-27072

4.5	Amended and Restated Rights Agreement, dated as of February 9, 2023, between the Company and American Stock Transfer & Trust Company LLC.		Form 8-A12B/A (Exhibit 4.5)	2/10/2023	001-27072

4.6	Form of Indenture		Form S-3 (Exhibit 4.4)	1/21/2022	333-262280

4.7	Form of Warrant issued to Purchaser of facility		Form 10-K (Exhibit 4.8)	3/30/2018	001-27072

4.8	2018 Rights Offering Form of Non-Transferrable Subscription Rights Certificate		Form S-1/A (Exhibit 4.14)	2/6/2019	333-229051

4.9	2018 Rights Offering Form of Warrant Agreement		Form 8-K (Exhibit 4.1)	2/27/2019	001-27072

4.10	2018 Rights Offering Form of Warrant Certificate		Form S-1/A (Exhibit 4.15)	2/6/2019	333-229051

4.11	2018 Rights Offering Warrant Agency Agreement with American Stock Transfer & Trust		Form 8-K (Exhibit 4.1)	3/8/2019	001-27072

4.12	Description of Common Stock.		Form 10-K (Exhibit 4.11)	3/27/2025	001-270072

4.13	Form of Warrant Agency Agreement between AIM and Equiniti Trust Company, LLC		Form 8-K (Exhibit 4.1)	3/8/2019	001-270072

4.14	Form of Warrant

4.15	Form of Warrant Agency Agreement between AIM and Equiniti Trust Company, LLC

II-3

Exhibit No.	Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

4.16	Form of Non-Transferrable Subscription Rights Certificate

4.17+ †	2024 Class A/B Common Stock Purchase Warrant		Form 8-K (exhibit 4.1)	6/3/24	001-27072

4.18+ †	2024 Class C Common Stock Purchase Warrant with Armistice Capital Master Fund Ltd		Form 8-K (Exhibit 4.1)	10/1/2024	001-27072

4.19+ †	2024 Class D Common Stock Purchase Warrant with Armistice Capital Master Fund Ltd		Form 8-K (Exhibit 4.2)	10/1/2024	001-27072

4.20+ †	2025 Class E/F Warrants		Form S-1A no. 3 (exhibit 4.26)	7/15/2025	33-3284443

4.21+ †	2025 Pre-Funded Warrant		Form S-1A no. 3 (exhibit 4.27)	7/15/2025	33-3284443

5.1	Opinion of Silverman Shin & Schneider PLLP		Form S-1A no. 1 (exhibit 5.1)	1/23/2026	33-292085

10.1	Form of Confidentiality, Invention and Non-Compete Agreement		Form S-1 (Exhibits)	11/2/1995	33-93314

10.2	Supply Agreement with HollisterStier Laboratories LLC dated December 5, 2005		Form 10-K (Exhibit 10.46)	4/3/2006	001-13441

10.3	Amendment to Supply Agreement with HollisterStier Laboratories LLC dated February 25, 2010		Form 10-K (Exhibit 10.68)	3/12/2010	001-13441

10.4	Amendment to Supply Agreement with HollisterStier Laboratories LLC executed September 9, 2011		Form 10-K (Exhibit 10.22)	3/14/2012	001-13441

10.5	Early Access Agreement with Impatients N.V. dated August 3, 2015+†		Form 10-Q (Exhibit 10.1)	11/16/2015	000-27072

10.6+ †	Addendum to Early Access Agreement with Impatients N.V. dated October 16, 2015		Form 10-Q (Exhibit 10.2)	11/16/2015	000-27072

10.7+ †	Licensing Agreement dated April 13, 2016 with Lonza Sales AG		Form 10-Q/A (Exhibit 10.2)	8/29/2016	000-27072

10.8+ †	Amended and Restated Early Access Agreement with Impatients N.V. dated May 20, 2016.		Form 8-K/A (Exhibit 10.1)	5/8/2017	000-27072

10.9	December 13, 2016 Amendment No. 1 to Amended and Restated Early Access Agreement with Impatients N.V.		Form 10-K (Exhibit 10.45)	3/30/2018	001-27072

10.10	June 28, 2017 Amendment No. 2 to Amended and Restated Early Access Agreement with Impatients N.V.		Form 10-K (Exhibit 10.46)	3/30/2018	001-27072

10.11	February 14, 2018 Amendment No. 3 to Amended and Restated Early Access Agreement with Impatients N.V.		Form 10-K (Exhibit 10.47)	3/30/2018	001-27072

10.12	March 26, 2018 Amendment No. 4 to Amended and Restated Early Access Agreement with Impatients N.V.		Form 10-K (Exhibit 10.48)	3/30/2018	001-27072

II-4

Exhibit No.	Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

10.13	2018 Equity Incentive Plan *		Form DEF-14A (Appendix A)	8/3/2018	001-27072

10.14	October 9, 2018, Clinical Trial Agreement with Roswell Park Comprehensive Cancer Center		Form 10-Q (Exhibit 10.1)	11/14/2018	001-27072

10.15	March 20, 2020 Amendment to 2017 Material Transfer and Research Agreement with Roswell Park Cancer Institute		Form 8-K (Exhibit 10.1)	3/26/2020	001-27072

10.16+ †	July 1, 2020, Material Transfer and Research Agreement with the Japanese National Institute of Infectious Diseases and Shionogi & Co., Ltd.		Form 10-Q (Exhibit 10.3)	8/14/2020	001-27072

10.17+ †	July 6, 2020, Clinical Trial Agreement with Roswell Park Comprehensive Cancer Center.		Form 10-Q (Exhibit 10.4)	8/14/2020	001-27072

10.18+ †	August 6, 2020, Project Work Order with Amarex Clinical Research LLC.		Form 10-Q (Exhibit 10.5)	8/14/2020	001-27072

10.19	November 10, 2020 employment agreement with Thomas K. Equels. *		Form 10-Q (Exhibit 10.1)	11/12/2020	001-27072

10.20	December 22, 2020 Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen		Form 10-K (Exhibit 10.75)	3/31/2021	001-27072

10.21+ †	December 30, 2020 Amendment to Project Work Order with Amarex Clinical Research LLC.		Form 10-K (Exhibit 10.78)	3/31/2021	001-27072

10.22	December 23, 2020 Amendment to Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen		Form 10-K (Exhibit 10.79)	3/31/2021	001-27072

10.23	March 24, 2021 employment agreement with Peter Rodino*		Form 10-K (Exhibit 10.80)	3/31/2021	001-27072

10.24+ †	Material Transfer and Research agreement with Roswell Park Comprehensive Cancer Center executed on April 14, 2021		Form 10-Q (Exhibit 10.2)	5/17/21	001-27072

10.25+ †	May 12, 2021 Amendment to the Renewed Sales, Marketing, Distribution and Supply Agreement with GP Pharm.		Form 10-Q (Exhibit 10.5)	5/17/21	001-27072

10.26+ †	March 1, 2022 Consulting Agreement with Foresite Advisors, LLC pursuant to which Robert Dickey IV will serve as the Company’s Chief Financial Officer*		Form 10-K (Exhibit 10.78)	3/31/2022	001-27072

10.27	March 8, 2022 Change order to Master Service Agreement with Pharmaceutics International Inc. as a Fill & Finish provider for Ampligen.		Form 10-K (Exhibit 10.82)	3/31/2022	001-27072

10.28+ †	April 7, 2022 Project Work Order with Amarex Clinical Research LLC.to manage Phase 2 clinical trial in advanced pancreatic cancer patients		Form 8-K (Exhibit 10.1)	4/12/2022	001-27072

10.29+ †	June 13, 2022 Project Work Order with Amarex Clinical Research LLC. for a Randomized Double Blind, Placebo Controlled study to Evaluate the Efficacy and Safety of Ampligen in Patients with Post Covid Conditions		Form 8-K (Exhibit 10.1)	6/17/2022	001-27072

10.30	June 16, 2022 Lease agreement entered into with New Jersey Economic Development Authority for 5,210 square-foot R&D facility at the New Jersey Bioscience Center		Form 8-K (Exhibit 10.1)	6/21/2022	001-27072

10.31	October 5, 2022 Lease extension for Riverton office		Form 10-Q (Exhibit 10.4)	11/14/2022	001-27072

10.32+ †	October 11, 2022 Material Transfer and Research Agreement with University of Pittsburgh		Form 10-Q (Exhibit 10.5)	11/14/2022	001-27072

10.33+ †	October 21, 2022 Material Transfer and Research Agreement with University of Pittsburgh		Form 10-Q (Exhibit 10.6)	11/14/2022	001-27072

10.34	December 5, 2022 Master Service Agreement between Sterling Pharma Solutions Limited and AIM ImmunoTech Inc.		Form 10-K (Exhibit 10.93)	3/31/23	001-27072

II-5

Exhibit No.	Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

10.35+ †	January 13, 2023 Study Support Agreement with Erasmus University Medical Center Rotterdam		Form 10-K (Exhibit 10.94)	3/31/2023	001-27072

10.36+ †	January 13, 2023 Co-ordination Agreement with Erasmus University Medical Center Rotterdam and AstraZeneca BV		Form 10-K (Exhibit 10.95)	3/31/2023	001-27072

10.37	March 1, 2023 Extension Agreement with Foresite Advisors LLC*		Form 10-K (Exhibit 10.96)	3/31/2023	001-27072

10.38	April 4, 2023 Unrestricted Grant Agreement with Erasmus University Medical Center		Form 8-K (Exhibit 10.1)	4/7/2023	001-27072

10.39	April 5, 2023 Independent Contractor Service Agreement with Casper H.J van Eijck		Form 8-K (Exhibit 10.2)	4/7/2023	001-27072

10.40	April 19, 2023 Equity Distribution Agreement with Maxim Group, LLC		Form 8-K (Exhibit 10.1)	4/19/2023	001-27072

10.41+ †	Material Transfer and Research Agreement, dated as of May 22, 2023, with Japanese National Institute of Infectious Disease †		Form 8-K (Exhibit 10.1)	5/30/2023	001-27072

10.42	September 20, 2023 Amended and Restated Material Transfer and Research Agreement with Roswell Park Cancer Institute Corporation d/b/a Roswell Park Comprehensive Cancer Center		Form 8-K (Exhibit 10.1)	9/29/2023	001-27072

10.43	February 16, 2024 Note Purchase Agreement with Streeterville Capital LLC		Form 8-K (Exhibit 10.1)	2/20/2024	001-27072

10.44	February 16, 2024 Promissory Note with Streeterville Capital LLC		Form 8-K (Exhibit 10.2)	2/20/2024	001-27072

10.45	Atlas Equity Purchase Agreement		Form 10-K (Exhibit 10.104)	4/1/2024	001-27072

10.46	Atlas Registration Rights Agreement		Form 10-K (Exhibit 10.105)	4/1/2024	001-27072

10.47	October 4, 2023 Lease extension for Riverton office		Form S-1 (Exhibit 10.106)	4/19/2024	001-27072

10.48	March 15, 2024 Addendum 1 to Lease for Ocala office		Form S-1 (Exhibit 10.107)	4/16/2024	001-27072

10.49	Form of Securities Purchase Agreement, dated as of May 31, 2024, by and among the Company and a Purchaser		Form 8-K (Exhibit 10.1)	6/3/2024	001-27072

10.50	August 12, 2024 Amendment to Employment Agreement for Thomas K Equels*		Form 10-Q (Exhibit 10.4)	8/14/2024	001-27072

10.51	August 12, 2024 Amendment to Employment Agreement for Peter W Rodino III*		Form 10-Q (Exhibit 10.5)	8/14/2024	001-27072

II-6

Exhibit No.	Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

10.52	September 11, 2024 Amendment to Employment Agreement for Thomas K Equels*		Form 8-K (Exhibit 10.1)	9/12/2024	001-27072

10.53	September 11, 2024 Amendment to Employment Agreement for Peter W. Rodino III*		Form 8-K (Exhibit 10.2)	9/12/2024	001-27072

10.54	September 30, 2024 Securities Purchase Agreement		Form 8-K (Exhibit 10.1)	10/1/2024	001-27072

10.55	September 30, 2024 Placement Agency Agreement with Maxim Group LLC		Form 8-K (Exhibit 1.1)	10/1/2024	001-27072

10.56	September 19, 2024 Lease extension for Riverton office		Form 10-Q (Exhibit 10.15)	11/14/2024	001-27072

10.57	Class A/B Common Stock Purchase Warrant with Armistice		Form 8-K (Exhibit 4.1)	6/3/2024	001-27072

10.58	Class C Common Stock purchase warrant with Armistice		Form 8-K (Exhibit 4.1)	10/1/2024	001-27072

10.59	Class D Common Stock Purchase Warrant with Armistice		Form 8-K (Exhibit 4.2)	10/1/2024	001-27072

10.60	Form of Lock-up Agreement		Form S-1/A (Exhibit 10.119)	2/3/2025	333-284443

21.1	List of Subsidiaries		Form 10-K (Exhibit 2.1)	3/27/2025	001-27072

23.1	Consent of BDO USA, P.C.

97.1	Company Clawback Policy		Form 10-K (Exhibit 97.1)	4/1/2024	001-27072

99.1	Form of Instructions as to Use of Subscription Rights Certificates

99.2	Form of Letter to Shareholders who are Record Holders

99.3	Form of Letter to Brokers, Dealers, Banks and Other Nominees

99.4	Form of Broker Letter to Clients Who are Beneficial Holders

99.5	Form of Beneficial Owner Election Form

99.6	Form of Nominee Holder Certification

99.7	Form of Notice of Important Tax Information

107	Filing Fee Table		Form S-1 (Exhibit 107)	December 12, 2025	333-292085

* Indicates management contract or compensatory plan or arrangement.

+ Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

† A portion of this Exhibit has been omitted as it contains information that (i) is not material and (ii) would be competitively harmful if publicly disclosed.

II-7

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ocala, Florida on February 10, 2026.

AIM IMMUNOTECH INC.

By:	/s/ Thomas K. Equels
Thomas K. Equels
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Thomas K. Equels		February 10, 2026
Thomas K. Equels	Chief Executive Officer and Director

/s/ Robert Dickey IV		February 10, 2026
Robert Dickey IV	Chief Financial Officer

/s/ Thomas K. Equels*		February 10, 2026
William Mitchell	Director

/s/ Thomas K. Equels*		February 10, 2026
Nancy Bryan	Director

/s/ Thomas K. Equels*		February 10, 2026
David Chemerow	Director

/s/ Thomas K. Equels*		February 10, 2026
Ted Kellner	Director

*	As attorney in fact.

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